UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2014, the Company entered into a First Amendment to the Third Amended and Restated Senior Credit Agreement in order to add a $100.0 million five-year term loan to its existing credit facility. KeyBank National Association acted as administrative agent and as a lender, and PNC Bank National Association, MUFG Union Bank, N.A., Regions Bank and Goldman Sachs Bank USA as lenders.

The five-year $100.0 million term loan maturity date is March 2020 and interest on the $100.0 million five-year term loan is generally to be paid based upon, at the Company’s option, either (i) LIBOR plus the applicable LIBOR margin or (ii) the applicable base rate which is the greatest of the administrative agent’s prime rate, 0.50% above the federal funds effective rate, or thirty-day LIBOR plus the applicable LIBOR margin for LIBOR rate loans under the amended credit facility plus 1.25%. The applicable LIBOR margin for the $100.0 million five-year term loan will range from 1.50% to 2.05% (currently 1.50%) depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross asset value. Outstanding borrowings under the amended credit facility are limited to the lesser of (i) the sum of the $100.0 million revolving credit facility, the $50.0 million five-year term loan, the $50.0 million seven-year term loan and the $100.0 million five-year term loan or (ii) 60.0% of the value of unencumbered properties. The aggregate amount of the amended credit facility may be increased to a total of up to $500.0 million, subject to the approval of the administrative agent and the identification of lenders willing to make available additional amounts.

A copy of the Amended Facility is attached hereto as Exhibit 10.1. The foregoing summary of the Amended Facility is qualified in its entirety by reference to the Amended Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1*	First Amendment to the Third Amended and Restated Senior Credit Agreement, dated as of December 8, 2014, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as “Lead Arranger,” and the several banks, financial institutions and other entities which may from time to time become parties as additional “Lenders”

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: December 12, 2014	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1*	First Amendment to the Third Amended and Restated Senior Credit Agreement, dated as of December 8, 2014, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as “Lead Arranger,” and the several banks, financial institutions and other entities which may from time to time become parties as additional “Lenders”

*	Filed herewith